UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       (Date of Report (date of earliest event reported)): April 13, 2009


                        Southcoast Financial Corporation
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

    South Carolina                0-25933                     57-1079460
--------------------      ----------------------     ---------------------------
(State or other          (Commission file number)   (IRS Employer Identification
 jurisdiction of                                    No.)
  incorporation)

              530 Johnnie Dodds Boulevard
             Mt. Pleasant, South Carolina                           29464
---------------------------------------------                -------------------
       (address of principal executive off                        (zip code)

          Registrant's telephone number, including area code  (843) 884-0504
                                                              ------------------


--------------------------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         (b) Paul D. Hollen, III, a director of the Registrant and its principal operating officer, resigned from both positions effective April 13, 2009.

         (e) In connection with his resignation, Mr. Hollen has agreed with the Registrant to terminate the Amended and Restated Employment Agreement between Mr. Hollen and Registrant dated December 31, 2008, to release each other from any claims against the other, to provide payments and benefits to Mr. Hollen of approximately $309,000, and for Mr. Hollen to refrain from certain competitive activities through 2009.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Southcoast Financial Corporation


Date:  April 17, 2009                      s/ William C. Heslop
                                          --------------------------------------
                                           William C. Heslop
                                           Senior Vice President and Chief
                                           Financial Officer


                                       3